AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2004
                                           Registration Statement No. 333-110071
--------------------------------------------------------------------------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                 AMENDMENT NO. 5
                                       TO
                                    FORM F-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                         APEX WEALTH ENTERPRISES LIMITED
             (Exact name of Registrant as specified in its charter)
British Virgin Islands                8741                     NOT APPLICABLE
(STATE OR OTHER                (PRIMARY STANDARD              (I.R.S. EMPLOYER
JURISDICTION OF                      INDUSTRIAL              IDENTIFICATION NO.)
INCORPORATION OR                 CLASSIFICATION
ORGANIZATION)                     CODE NUMBER)

                            ROOM 3505-06, 35TH FLOOR
                          EDINBURGH TOWER, THE LANDMARK
                       15 QUEEN'S ROAD CENTRAL, HONG KONG
                                 (852) 2736-2111
   (Address and telephone number of Registrant's principal executive offices)
                              --------------------
                        NATIONAL REGISTERED AGENTS, INC.
                           875 AVENUE OF THE AMERICAS,
                       SUITE 501 NEW YORK, NEW YORK 10001
                                 1-800-550-6724
           (Name, address, and telephone number of agent for service)
                              --------------------
                                   COPIES TO:
        SIMON C. LUK, ESQ.                            STEPHEN DAVIS, ESQ.
HELLER EHRMAN WHITE & MCAULIFFE LLP          HELLER EHRMAN WHITE & MCAULIFFE LLP
 35TH FLOOR, ONE EXCHANGE SQUARE                     120 WEST 45TH STREET
       8 CONNAUGHT PLACE                           NEW YORK, NEW YORK 10036
      CENTRAL, HONG KONG                                 212-832-8300
      011-852-2292-2000

                              --------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Promptly after the date of this prospectus.

If any of the securities being registered on this Form is to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ---------------------- ----------------------- -------------------- --------------------
       TITLE OF EACH CLASS OF                   AMOUNT TO BE          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
     SECURITIES TO BE REGISTERED                 REGISTERED            OFFERING PRICE          AGGREGATE         REGISTRATION FEE
                                                                       PER SHARE (1)         OFFERING PRICE
------------------------------------------- ---------------------- ----------------------- -------------------- --------------------
------------------------------------------- ---------------------- ----------------------- -------------------- --------------------
Common Stock, par value $0.01 per share           2,000,000                $0.05                $100,000               $810
------------------------------------------- ---------------------- ----------------------- -------------------- --------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 14, 2004

                                   PROSPECTUS

                        2,000,000 SHARES OF COMMON STOCK

                             APEX WEALTH ENTERPRISES
                                     LIMITED
                                 ---------------
         Apex Wealth Enterprises Limited (the "Company"), is a development stage company established in the British Virgin Islands ("BVI") on April 8, 2002. We are offering 2,000,000 new shares of our common stock, par value $0.01 each for sale to the public at an offering price of $0.05 per common share. The offering will commence promptly after the date of this prospectus and close no later than 90 days after the date of this prospectus. There are no underwriters or broker-dealers involved in the selling of our common shares. We have made no selling arrangements for the sale of the securities offered in this prospectus. The common shares are being offered by us on a "best efforts no minimum basis." There is no minimum purchase requirement and no arrangements to place funds in an escrow, trust or similar account. The net proceeds from the anticipated sale of the common shares will be for our benefit.

         This is our initial public offering, and no public market currently exists for the common shares. Prior to this offering there has been no public market for our shares of common stock, and there can be no assurance that such a public market will develop or be sustained after this offering is completed. Our common stock is not listed on any securities exchange or the Nasdaq Stock Market. We intend to apply to have our common stock included for quotation on the Over the Counter Bulletin Board ("OTCBB").

         We have arbitrarily determined the offering price of $0.05 per share offered hereby. The offering price bears no relationship to our assets, book value, or any other customary investment criteria.

 INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

------------------------------ --------------------------- --------------------------- ---------------------------
                               OFFERING PRICE              UNDERWRITING DISCOUNTS      PROCEEDS TO US (2)
                               AND COMMISSIONS (1)
------------------------------ --------------------------- --------------------------- ---------------------------
PER SHARE                                $0.05                         --                        $0.05
------------------------------ --------------------------- --------------------------- ---------------------------
TOTAL OFFERING (3)                      $100,000                       --                       $100,000
------------------------------ --------------------------- --------------------------- ---------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                  The date of this prospectus is 14 June, 2004

                                [BACK COVER PAGE]

         You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

         The terms "we," "us," and "our" mean Apex Wealth Enterprises Limited.

         Except where specifically indicated in this prospectus, "dollars" and"$" mean United States dollars.

         Until __________, 2004 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
FORWARD-LOOKING STATEMENTS.....................................................7
ENFORCEABILITY OF CIVIL LIABILITIES............................................7
USE OF PROCEEDS................................................................7
DETERMINATION OF OFFERING PRICE................................................8
DIVIDEND POLICY................................................................9
SELLING SHAREHOLDERS...........................................................9
PLAN OF DISTRIBUTION...........................................................9
EXCHANGE RATE..................................................................9
CAPITALIZATION AND INDEBTEDNESS...............................................11
DILUTION......................................................................12
SELECTED FINANCIAL INFORMATION................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...................14
BUSINESS......................................................................15
MANAGEMENT....................................................................19
PRINCIPAL SHAREHOLDERS........................................................20
DESCRIPTION OF COMMON STOCK...................................................22
MEMORANDUM AND ARTICLES OF ASSOCIATION........................................23
TAXATION......................................................................27
SHARES ELIGIBLE FOR FUTURE SALE...............................................29
LEGAL MATTERS.................................................................30
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES................................................30
EXPERTS.......................................................................30
ADDITIONAL INFORMATION........................................................30
INDEX TO FINANCIAL STATEMENTS................................................F-1


                              --------------------

                               PROSPECTUS SUMMARY

         This summary may not contain all of the information that may be important to you. You should read the entire prospectus, especially the discussion of "Risk Factors" and the consolidated financial data and related notes, before making an investment decision.

                         APEX WEALTH ENTERPRISE LIMITED

         We are a development stage company incorporated in the BVI on April 8, 2002. As of the date of this prospectus, our only activities have been our organization, raising our initial capital, developing a general business plan and preparing this registration statement. On September 18, 2003, we filed a registration statement with no specific business plan and for the purpose of creating a public shell that would attempt a business combination with another company possessing a business history and operating assets. We revised our business plan to focus on growing our company organically rather than through acquisitions, and we withdrew our September 18, 2003 registration statement on October 28, 2003. We have not engaged in any substantive business activities to date. We are not, nor do we consider ourselves, a "blank check" company as that term is defined in SEC Rule 419. Presently we have no intention of entering into a business combination, but we do not preclude our entering into such a transaction in the future.

         We aim to provide business advisory and management consulting services in greater China, initially concentrating on the Hong Kong market and eventually expanding into the People's Republic of China ("China"). Our focus will be on small to medium size enterprises ("SMEs"), in Hong Kong and China. We intend to work closely with our clients to improve their business performance, increase shareholder value and create competitive advantages.

         We intend to offer business advisory and management consulting services which will include strategic advisory services, business plan preparation, marketing plan development, advice on mergers, acquisitions, restructurings and the sales of businesses, and advising overseas investors on investments in Hong Kong and China.

         We believe that there will be a strong demand for our services based on the number of SMEs established and expected to be established in Hong Kong and China and the government support given to those SMEs. Additionally, we believe that the expected increased foreign investment in China coupled with China's accession into the World Trade Organization ("WTO") will generate substantial business opportunities for our services.

         Our principal executive offices are located at Rooms 3505-06, 35th Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong, SAR and our telephone number is (852) 2736-5511

                                  THE OFFERING

         We are offering 2,000,000 new shares of common stock to the public at a price of $0.05 per share. The common stock will be sold on a "best efforts, no minimum basis". There are no underwriters or broker-dealers involved in the selling of the common stock. There is no minimum purchase requirement and no arrangements to place funds in an escrow, trust or similar account. As the funds are raised, they will be made available to us for our use. There is no minimum amount of funds which must be raised by us before the funds are made available to us. The offering will close no later than 90 days after the date of this prospectus.

                                 USE OF PROCEEDS

         We will receive the proceeds of the sale of the common stock. We expect to receive an aggregate of up to $100,000 in gross proceeds from this offering, and we expect to pay approximately $24,000 in out-of-pocket costs and expenses in connection with this offering. The net proceeds which we receive will be used for our general operating expenses, the drafting of a comprehensive business plan, recruiting and hiring experienced business advisors and management consultants and marketing and advertising.

                          SUMMARY FINANCIAL INFORMATION

         The following table presents summary information on our audited financial condition and results of operations as of May 31, 2003 and for the period from April 8, 2002 (inception) through May 31, 2003. It also presents our unaudited financial condition and results of operations as of May 31, 2004 and for the period from April 8, 2002 (inception) through March 31, 2004. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this prospectus.

                                                                                  Inception to          Inception to
                                                                                  Period ended          Period ended
                                                                                  May 31, 2003        March 31, 2004
                                                                                    (audited)           (unaudited)
STATEMENT OF OPERATIONS
Revenues                                                                                     0                     0
Net Loss                                                                               $(4,072)              $(4,175)
Net Loss Per Share                                                                       $0.00                 $0.00
Common Stock outstanding                                                            10,000,000            10,000,000
                                                                                                ---------------------


BALANCE SHEET DATE                                                                       As of                 As of
                                                                                  May 31, 2003        March 31, 2004
(audited) (unaudited)

Current Assets                                                                        $100,256              $100,153

TOTAL ASSETS                                                                          $100,256              $100,153

Total Liabilities                                                                       $4,328                $4,328

Shareholders' Equity                                                                   $95,928               $95,825
                                                  ==============  ============  ==============  ====================

                                  RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and elsewhere in this prospectus before deciding to purchase our common stock. The risks described below are not the only ones that we face. Any of the following risks may materially and adversely affect our business, financial condition or results of operations. The price of our common stock could decline as a result of these risks, and you could lose all or part of your investment. Additionally, as we are a company incorporated under BVI laws having its principal business in Hong Kong, there are risks associated with investing in our common stock not typical of investments in the securities of companies incorporated and doing business in the United States.

WE HAVE NOT COMMENCED OPERATIONS AND ARE IN THE EXTREME EARLY STAGES OF DEVELOPMENT AND IF WE FAIL TO DEVELOP OUR BUSINESS YOU COULD LOSE YOUR ENTIRE INVESTMENT

         We were incorporated on April 8, 2002 and have not yet commenced our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive business advisory and management consulting industry. We are in the extreme early stages of our development and could fail before implementing our business plan. We expect to incur operating losses in future periods for the foreseeable future as we incur significant expenses associated with developing our business in Hong Kong and China. We cannot guarantee that we will be successful in realizing revenue or achieving or sustaining positive cash flow in the future, and any such failure could have a material adverse effect on our business, financial condition and results of operations and you could lose your entire investment.

OUR SUCCESS DEPENDS ON ATTRACTING AND RETAINING QUALIFIED EMPLOYEES, THE FAILURE OF WHICH COULD RESULT IN A MATERIAL DECLINE IN OUR REVENUES

         We are a professional services company and our success and future growth depends on our ability to attract and retain qualified employees throughout our business, and in particular, experienced business advisors and management consultants. This is especially relevant as most of our revenues will be generated from the professional services provided by our business advisors and consultants. Competition for qualified business advisors and management consultants in Hong Kong and China is intense. We will compete for our employees with many other companies, some of which will have greater financial and other resources. We may have difficulty recruiting and retaining sufficient numbers of qualified personnel, which could result in a material decline in our revenues. In addition, increased compensation levels could materially and adversely affect our financial condition or results of operations.

WE DEPEND ON THE SERVICES OF A LIMITED NUMBER OF PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF NOT REPLACED COULD MATERIALLY AND ADVERSELY IMPACT OUR PROFITABILITY

         Our success depends significantly on the continued services of our senior management. In particular, our success depends on the continued efforts of Mr. Li Sze Tang, our Chief Executive Officer and Chairman of the Board of Directors, and Mr. Wilson Cheung, our Chief Financial Officer and one of our Directors. Mr. Li and Mr. Cheung have significant contacts with the Hong Kong business community and are crucial for our business development. Currently, we do not have any employment agreements with Mr. Li or Mr. Cheung and both may choose to leave our employment at any time. Additionally, neither Mr. Li or Mr. Cheung has entered into a non-compete or confidentiality agreement with us. Finally, we do not carry key-man life insurance policies for either Mr. Li or Mr. Cheung. There can be no assurance that either Mr. Li or Mr. Cheung will continue in their present capacities for any particular period of time. The loss of the services of Mr. Li or Mr. Cheung could materially and adversely affect our ability to attract clients and to employ and retain qualified business advisors and consultants which would have an adverse impact on our profitability.

OUR BUSINESS STRATEGIES MAY NOT BE SUCCESSFUL, WHICH WOULD MATERIALLY AND ADVERSELY IMPACT ON OUR FINANCIAL CONDITION

         A key element of our strategy is dependant on the ability of our senior management to identify the business advisory needs of our prospective clients and developing business connections. Future growth will also depend upon many other factors, including (a) the recruitment and retention of qualified business and management consultants and other professional personnel; (b) the development of a solid client base and (c) the successful marketing of our professional services. If any one or more of our strategic elements are not achieved, our financial condition or results of operations could be materially and adversely affected.

MR. LI SZE TANG, A CURRENT STOCKHOLDER, WILL BE ABLE TO EXERCISE SUBSTANTIAL CONTROL AFTER THIS OFFERING AND YOU WILL HAVE NO EFFECTIVE IN DECISIONS MADE BY THE BOARD OF DIRECTORS

         In the event the offering is fully subscribed to, Mr. Li Sze Tang will own approximately 83.33% of the outstanding shares of our common stock. As a result, he will have the ability to exercise substantial control over our affairs and to elect a sufficient number of directors to control the board of directors. If you invest in us, you will have no effective voice in decisions made by our board of directors.

THIS IS OUR INITIAL PUBLIC OFFERING AND OUR COMMON STOCK HAS NEVER BEEN PUBLICLY TRADED, INVESTORS MAY FACE DIFFICULTIES SELLING THEIR SHARES

         There has been no public market for our common stock. We plan to apply to have our common stock quoted on the OTCBB; however, no assurance can be given that a market for our common stock will develop or that our common stock will be quoted on OTCBB. Even if our common stock is eventually quoted on OTCBB, sustaining a public trading market will require, among other things, the participation of a qualified market maker who is willing to make a market in our common stock. To date, no market maker has expressed any interest in our Company. No assurance can be given that any market making activities will commence or, if commenced, that they will continue. Investors may therefore have difficulties selling their shares.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES

         Our shares as penny stocks are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his shares.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OPERATIONS AND FINANCE OUR GROWTH, AND WE MAY NOT BE ABLE TO OBTAIN IT ON TERMS ACCEPTABLE TO US OR AT ALL, IN WHICH CASE WE MAY BE UNABLE TO FIND ONGOING OPERATIONS

         We believe that the net proceeds of approximately US$76,000 from this offering, together with our existing assets will be sufficient to commence our business operations and initiate our expansion as described in our business plan. However, if we expand more rapidly than currently anticipated, our working capital needs will exceed our current expectations, and we will need to raise additional capital from equity or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be unable to fund ongoing operations.

IF WE ARE NOT ABLE TO EXPAND OUR BUSINESS IN CHINA, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY

         We expect to expand our business client base and be able to offer our services in China. This expansion will require significant management attention and financial resources. Our ability to expand our services into the China markets will be limited by our ability to market to, and attract, Chinese clients. Accordingly, we expect to commit substantial time and development resources to developing the China market. These efforts may not be successful, and we may not be able to compete effectively in that market.

CHANGES IN HONG KONG'S POLITICAL AND LEGAL CONDITIONS COULD HARM OUR BUSINESS OPERATIONS

         Most of our assets and our initial business will be in Hong Kong, and we will conduct most of our business activities there. As a result, our results of operations and financial condition may be especially influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. Hong Kong is a special administrative region of China, but it has its own legislature, legal and judicial system and economic autonomy until the year 2047. We do not expect that this autonomy will be altered. However, any changes in political, legal or other conditions in Hong Kong altering this autonomy could have an adverse effect on our business operations and our revenue.

A REOCCURRENCE OF THE SEVERE ACUTE RESPIRATORY SYNDROME OUTBREAK MAY LEAD TO A DECLINE IN OUR CLIENT BASE AND ADVERSELY IMPACT OUR REVENUES

         This past summer Hong Kong and most of Asia suffered an outbreak of Severe Acute Respiratory Syndrome ("SARs"), and Hong Kong's economy suffered greatly because of this outbreak. The economic forecasts of SARs' impact on Hong Kong's GDP growth range widely, however, nearly all agree that SARs will have at least 0.5 percentage point off Hong Kong's originally projected growth for 2003 with some economists putting this figure as high as 1.3 percentage point. During the SARs' outbreak, a number of multinational companies decided to establish their headquarters in other parts of Asia, rather than Hong Kong. In the event of another SARs' outbreak, our client base may decline which would have an adverse impact on our revenues. There can be no assurance that another SARs' outbreak will not occur or that if it does occur, it will not have a material negative impact on the Hong Kong and China economies and our revenues.

CHINA'S LEGAL SYSTEM HAS UNCERTAINTIES WHICH COULD HARM OUR FUTURE INTERESTS IN CHINA

         A number of our future business projects and plans are expected to be located in China. As a consequence, the economic, political, legal and social conditions in China could have an adverse effect on our business, results of operations and financial condition. The legislative trend in China over the past decade has been to enhance the protection afforded to foreign investment and allow for more active control by foreign parties of foreign invested enterprises. There can be no assurance, however, that legislation directed towards promoting foreign investment will continue. More restrictive rules on foreign investment could adversely affect our ability to expand our operations into China or repatriate any profits earned there.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO UTILIZE OUR REVENUES EFFECTIVELY

         Although the Chinese government introduced policies in 1996 to allow greater convertibility of the Renminbi, the unit of currency in China, significant restrictions still remain. We can provide no assurance that the Chinese government will not impose greater restrictions on the convertibility of the Renminbi. Because some of our future revenues may be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to expand our business into the Chinese market which may have an adverse impact on our future financial condition.

WE HAVE LIMITED REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, WHICH MAKES US LESS TRANSPARENT THAN A U.S. ISSUER

         As a foreign private issuer, the rules and regulations under the Securities Exchange Act of 1934 provides us with certain exemptions. We are exempt from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions. Also, we are not required to publish financial statements as frequently, as promptly or containing the same information as United States companies. The result is that we will be less transparent than a U.S. issuer.

OUR OFFERING PRICE IS SUBSTANTIALLY HIGHER THAN THE NET ASSET VALUE OF OUR COMMON STOCK AND THEREFORE THERE WILL BE AN IMMEDIATE AND SUBSTANTIAL DILUTION TO NEW INVESTORS IN THIS OFFERING

         The initial public offering price is substantially higher than the pro forma net tangible book value per share of our common stock based on the pro forma net tangible book value per share of what the outstanding common share will be immediately after the offering. Any common shares you purchase in the offering will have a post-offering pro forma net tangible book value per share of $0.0357 less than the price you paid for the share, assuming an initial public offering price of $0.05 per share of common stock.

EARNINGS, IF ANY, WILL BE RETAINED AND WE WILL NOT PAY DIVIDENDS FOR THE FORESEEABLE FUTURE

         We anticipate that earnings, if any, will be retained for the development of our business and that no cash dividends will be declared on our common stock for the foreseeable future.

WE ARE A BVI COMPANY AND OUR OFFICERS AND DIRECTORS RESIDE OUTSIDE THE UNITED STATES, THEREFORE, CERTAIN JUDGMENTS OBTAINED AGAINST US BY OUR SHAREHOLDERS MAY NOT BE ENFORCEABLE IN THE BVI

         We are a BVI company. All of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against us or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See "Enforcement of Civil Liabilities."

ONE OF OUR OFFICERS IS ALSO AN OFFICER IN COMPANIES WITH SIMILAR OPERATIONS, AND CONFLICTS OF INTEREST MAY ARISE

            Mr. Li Sze Tang serves as an officer in other companies and entities, including Media Century International Ltd., whose business is similar to ours and who intends to operate in the same territories in which we intend to operate. We must compete for Mr. Li's time. Conflicts of interest may also arise between Mr. Li's duties to our company and the other companies and entities which could detract from his efforts on behalf of the company.

OUR OFFERING IS ON A "BEST EFFORTS, NO MINIMUM" BASIS AND A SUBSTANTIAL PERCENTAGE OF THE OFFERING PROCEEDS MAY BE USED TO PAY FOR THE EXPENSES OF THIS OFFERING AND NOT FOR THE OUR BUSINESS OPERATIONS

         This is a "best efforts, no minimum" offering, in which the directors will use their best efforts to sell the common stock that we are offering. As a result, there is no firm commitment to sell any minimum number of shares or dollar amount. To the extent we sell significantly less than the total number of shares that we are offering through this prospectus, you may be one of only a small number of investors or the only investor and a substantial percentage of the offering proceeds may be use to pay for the offering expenses and not to further our business or initiate our business plan.

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that include risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify such forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the operation and growth of our business and spending. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We have based these forward-looking statements on our current expectations and projections about future events.

         The forward-looking statements included in this prospectus are also subject to risks, uncertainties and assumptions about us. Our actual results of operations may differ materially from the forward-looking statements as a result of, among other things, lack of demand for our business advisory and consulting services, increased competition and the inability to recruit experienced consultants and the other risk factors described under "Risk Factors." We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                       ENFORCEABILITY OF CIVIL LIABILITIES

         We are a BVI company. All of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or us or to enforce against us or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act of 1933 and the Securities Exchange Act of 1934. We have been advised by our BVI counsel, Conyers Dill & Pearman, that civil liabilities predicated solely upon such securities laws, whether in original actions or in actions for enforcement of judgments of United States courts, may not be enforceable in the BVI. We have appointed National Registered Agents, Inc., 875 Avenue of the Americas, New York, New York, 10011 as our agent to receive service of process in the United States.

                                 USE OF PROCEEDS

         We will receive the proceeds of the sale of the common stock. We expect to receive an aggregate of up to $100,000 in gross proceeds from this offering, and we expect to pay approximately $24,000 in out-of-pocket costs and expenses in connection with this offering. The net proceeds which we receive will be used for our general operating expenses, the drafting of a comprehensive business plan, recruiting and hiring experienced business advisors and management consultants and marketing and advertising. There are no minimum requirements for the sale of our common stock. There are no minimum amounts of proceeds that are required to be raised by us before funds are made available to us, nor are any funds to be held in escrow. The following table shows how we intend to use the funds raised, in descending priority, assuming the offering is completely subscribed for.


Use of Proceeds                                                          Amount to be Spent       Percentage of Total
                                                                                                             Proceeds

Expenses of this offering                                                           $24,000                       24%
Recruiting consultants                                                              $40,000                       40%
General Operating Expenses                                                          $16,000                       16%
Advertising, Market Research Seminars                                               $10,000                       10%
Office in Hong Kong                                                                 $10,000                       10%


         In the event that less than all the securities to be offered by this prospectus are sold and there are insufficient funds to fully develop our business plan, the net proceeds will first be used first to pay for the cost and expenses connected to this offering. Any excess funds will then be used for the recruiting and hiring experienced business advisors. If any funds are still available, those funds will be used for general operating expenses, advertising and marketing and to establish an office in Hong Kong. We will use our current cash assets to pay for various legal, accounting and general operating and administrative expenses. The following table shows how we intend to use the funds raised, in descending priority, assuming the offering is not completely subscribed for.


Level of Subscription                                               Use of Proceeds         Amount to be Spent

25%                                                       Expenses of this offering                    $24,000
                                                             Recruiting consultants                     $1,000
50%                                                       Expenses of this offering                    $24,000
                                                             Recruiting consultants                    $26,000
75%                                                       Expenses of this offering                    $24,000
                                                             Recruiting consultants                    $40,000
                                                         General Operating Expenses                    $11,000


                         DETERMINATION OF OFFERING PRICE

         The offering price of the common stock being offered has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have not commenced business operations, no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock.

         Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock and general economic and market conditions.

                                 DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock and we do not intend to pay any cash dividends on our common stock, or indirectly on our common stock, for the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business and for general corporate purposes. Future dividends, if any, will be determined solely by our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, and other factors the board of directors believes is relevant.

                              SELLING SHAREHOLDERS

         There are no selling security holders.

                              PLAN OF DISTRIBUTION

THE OFFERING

         We are offering 2,000,000 new shares of common stock to the public at a price of $0.05 per share. The common stock will be sold by our officers and directors, for which they will receive no compensation. There is no minimum purchase requirement and there are no arrangements to place funds in an escrow, trust or similar account. As the funds are raised, they will be made available to us. Our officers and directors will distribute the prospectus to prospective investors whom they believe may be interested, or who have contacted them expressing an interest in evaluating an investment in our common stock. The offer and sale of shares of our common stock offered pursuant to this prospectus will commence promptly after the date of this prospectus for a period of 90 days. First Asia International Holdings Limited and their affiliates will not participate in the distribution.

         We intend to offer shares of our common stock to persons who resides in Hong Kong and to other persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. No offerings of shares of our common stock will be made in the United States. We may sell our common stock in privately negotiated transactions, or in the event our common stock is quoted on the OTCBB, in such public market. We conducting this offering and registering the shares of common stock issued in this offering so that we may be able to quote our common stock on the OTCBB at some point in the future.

         Nothing in this prospectus will prevent our common stock from being sold in compliance with the Securities and Exchange Commission Rule 144 of the Securities Act of 1933. Our Officers and Directors do not intend to subscribe for shares in this offering.

OFFERING EXPENSES

         The expenses payable by us in connection with the issuance and distribution of the securities being registered are estimated as follows:


Securities and Exchange Commission Registration Fee                         $810
U.S. Legal Fees                                                          $20,000
BVI Legal Fees                                                            $1,500
Accounting Fees                                                           $1,500
Printing                                                                    $190
TOTAL                                                                    $24,000

                                  EXCHANGE RATE

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

         We will record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

         The following table sets forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. the average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

                                                     CALENDAR YEAR                          AVERAGE NOON
                                                                                             BUYING RATE
                                                                                            (HK$ PER US$)

                                                         1999                                  7.7594
                                                         2000                                  7.7924
                                                         2001                                  7.7997
                                                         2002                                  7.7997
                                                         2003                                  7.7876


CALENDAR MONTH                                           HIGH                                    LOW
--------------                                   --------------------                         ----------
July 2003                                               7.7998                                 7.7950
August 2003                                             7.7998                                 7.7920
September 2003                                          7.7999                                 7.7444
October 2003                                            7.7684                                 7.7085
November 2003                                           7.7690                                 7.7475
December 2003                                           7.7670                                 7.7628

                         CAPITALIZATION AND INDEBTEDNESS

         The following table sets forth our capitalization and indebtedness as of March 31, 2004. Our capitalization and indebtedness are presented on an actual basis and on a pro forma basis.

         You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto, included elsewhere in this prospectus. On a pro forma as adjusted basis, cash equivalents will be US$71,825, total shares issued and outstanding will be 10,000,000 and total stockholders' equity will be US$71,825 (assuming no shares are sold pursuant to the offering).

                                                                                                       PRO FORMA
                                                                                      AS OF MARCH      AFTER THIS
                                                                                      31, 2004         OFFERING (1)
Cash                                                                                  $100,153         $100,153
Long-term debt:                                                                       $0               $0
     Common stock: $0.01 par value;
Number of shares authorized:
     10,000,000 shares issued and outstanding on an actual basis,                     $100,000

     10,000,000 shares issued and outstanding on a pro forma as adjusted basis:                        $100,000
     Additional paid-in capital                                                       $0               $0
     Accumulated deficit                                                              $(4,175)         $(28,175)

Total stockholders' equity                                                            $95,825          $71,825

(1) Assuming no shares are sold pursuant to the offering.


                                    DILUTION

         Our pro forma net tangible book value as of March 31, 2004 was $95,825, or $0.0096 per common share. Pro forma net tangible book value per common share is determined by dividing the amount of our total tangible assets less total liabilities by the pro forma number of common share outstanding at that date. Dilution in net tangible book value per common share represents the difference between the amount per common share paid by purchasers of common stock in this offering and the pro forma net tangible book value per common share immediately after the completion of this offering.

         After giving effect to the issuance and sale of 2,000,000 shares in this offering, at an assumed initial public offering price of $0.05 per share, and after deducting estimated offering expenses, which would result in estimated net proceeds of $76,000, our pro forma net tangible book value after this offering would have been $171,825 or $0.0143 per common share. This represents an immediate increase in the pro forma net tangible book value of $0.0047 per common share to existing shareholders and an immediate dilution of $0.0357 per common share to new investors. The following table illustrates the per share dilution:

Assumed initial public offering price per share............................$0.05
Pro forma net tangible book value per common
  share at March 31, 2004................................................$0.0096
Pro forma increase in net tangible book value per
  common share attributable to new investors.............................$0.0047
Pro forma net tangible book value per common share
  after this offering....................................................$0.0143
Pro forma dilution per common share to new investors.....................$0.0357

         Assuming no shares are sold pursuant of this offering, and after deducting estimated offering expenses, our pro forma net tangible book value after this offering would have been $71,825 or $0.0072 per common share. This represents an immediate decrease in the pro forma net tangible book value of $0.0024 per common share to existing shareholders. The following table illustrates the per share dilution:

Pro forma net tangible book value per common share
  at March 31, 2004......................................................$0.0096
Pro forma net tangible book value per
  common share after this offering.......................................$0.0072
Pro forma decrease in net tangible book value per
  common share attributable to offering expenses.........................$0.0024

SELECTED FINANCIAL INFORMATION

         The following table sets forth our selected consolidated financial data. You should read this information together with our consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus and the information under "Summary Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The selected financial and other data set forth below should be read in conjunction with our financial statements, including the notes thereto, and "Managements Discussion, and Analysis of Financial Condition and Results of Operations" included in this prospectus. The statement of operations data set forth below for the period ended March 31, 2004 and the balance sheet data as of March 31, 2004 are derived from our unaudited financial statements included elsewhere in this prospectus. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

FROM APRIL 8, 2002 (INCEPTION) TO MARCH 31, 2004 STATEMENT OPERATIONS DATA:

Revenues:                                                              $0
Expenses:
     Formation expenses                                                $1,026
     General and administrative expenses                               $3,149

Net Loss                                                               $(4,175)

Number of shares outstanding                                          10,000,000
Basic and diluted loss per share of common stock                       $0.0004

AS OF MARCH 31, 2004
BALANCE SHEET DATA:

Cash                                                                   $100,153

Total assets                                                           $100,153

Total stockholders' equity                                             $95,825

         We are in our early developmental and promotional stages. To date, our only activities have been organizational, raising our initial capital, preparing a business plan and preparing this registration statement. We have not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that we expect when we begin operations

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and other information contained in this prospectus.

RESULTS OF OPERATIONS

         We are a newly incorporated company in a development stage. To date, we have not commenced business operations and have not generated any revenues. From April 8, 2002 (inception) to March 31, 2004, we have engaged in no significant operations other than our organization, raising our initial capital, developing a general business plan and preparing this prospectus and registration statement.

         The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period of inception to March 31, 2004 and other financial information included elsewhere in this prospectus. This prospectus contains forward-looking statements that contain risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward looking statements.

         Our operations in the upcoming year will vary based on the amount of funds we raise. Regardless of whether any funds are raised, we anticipate incurring a significant loss as a result of organizational expenses, expenses related to the filing of this registration statement and recruiting experienced business consultants to begin implementing our business plan. Assuming no funds are raised, we believe that cash on hand will meet our immediate cash requirements for the upcoming year.

LIQUIDITY AND CAPITAL RESOURCES

         We remain in the development stage and have experienced no significant change in liquidity or capital resources or shareholders' equity. Our audited balance sheet as of May 31, 2003 reflects total assets of $100,256 in cash. Our unaudited balance sheet as of March 31, 2004 reflects total assets of $100,153 in cash. With our cash on hand, we expect to carry out the operations set forth in our business plan even in the event we are unable to raise funds through this offering.

         We do not intend to expand our operations until the sales of our services have occurred and we feel that our revenues will support such an expansion. Initially, we will recruit and hire our business consultants on as needed basis and only when a particular client has agreed to retain the consultant. We believe that most of our consultants will work at the client's site, and we will only require a small administrative office. We have no specific long term capital requirements other than those which would vary from the sale of our services and no material borrowings. In our opinion, our working capital is sufficient for our present requirements for the next twelve months.

         In the event that we require more working capital, no commitment to provide the additional capital has been made by our sole shareholder. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us, or at all. In the event we require more working capital, we do not have any plans to engage in any debt financing or further equity financing and we may be forced to suspend our expansion plans and our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

         Since our inception, we have not engaged in any off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

         We are in our early developmental stage and to date we have no contractual obligations.

                                    BUSINESS

OVERVIEW

         We are a development stage company incorporated in the BVI on April 8, 2002. As of the date of this prospectus, our only activities have been our organization, raising our initial capital, developing a general business plan and preparing this registration statement. On September 18, 2003, we filed a registration statement with no specific business plan and for the purpose of creating a public shell that would attempt a business combination with another company possessing a business history and operating assets. We revised our business plan to focus on growing our company organically rather than through acquisitions, and we withdrew our September 18, 2003 registration statement on October 28, 2003. We have not engaged in any substantive business activities to date. We have not engaged in any substantive business activities to date. We are not, nor do we consider ourselves, a "blank check" company as that term is defined in SEC Rule 419 and we have no intention of entering into a business combination in the immediate future.

         We were founded by Mr. Li Sze Tang, who is presently our Chief Operating Officer and Chairman of the Board. Mr. Li has over 20 years of business experience in Hong Kong and China in various aspects of business finance and investments.

BUSINESS ADVISORY AND MANAGEMENT CONSULTING SERVICES

         We aim to provide business advisory and management consulting services in greater China for various industries, including trading, manufacturing and high technology development companies. Initially we will concentrate on the Hong Kong market and eventually expanding into China. Our focus will be on SMEs in Hong Kong and China. We intend to work closely with our clients to improve business performance, increase shareholder value and create competitive advantages. We will attempt to make our client's businesses operate in the most efficient manner.

         We will provide various aspects of business advisory and management consultant services to our clients. However, our management will not directly provide such advisory services to our clients. Initially, we intend to retain consultants, who will not be our employees, to provide advisory services to our clients. We will only recruit and hire our business consultants when needed and when a particular client has agreed to retain the consultant. Because our consultants will only be retained with the approval of the client, the qualifications and credentials of the consultant, as well as the compensation for the consultant, will be determined by the client prior to hiring the consultant. First Asia International Holdings Limited and their affiliates will not have any role in our business, and we will not refer clients to First Asia International Holdings Limited and their affiliates. We do not intend to retain any of our affiliates to be consultants to our clients. As our business expands, we intend to hire our own employees to service our clients.

         We intend to offer the following business advisory and management consulting services:

STRATEGIC ADVISORY SERVICE

         We believe that in today's highly competitive business environment, it is more important than ever for businesses to identify their long-term goals and objectives. We hope to assist businesses to analyze their current business activities and assess future opportunities to help them achieve their long-term objectives. Through our independent analysis and objective assessment, we believe that we can help businesses develop effective investment and growth strategies, successful business portfolios and increase revenues, profitability and shareholder value. We expect to combine the commercial experience and business specific knowledge of our future employees and consultants with our extensive market research to provide comprehensive information for clients seeking to capitalize on business opportunities.

BUSINESS PLAN PREPARATION

         We believe that clients trying to obtain financing for a business startup or growing their existing businesses need to prepare a professionally written business plan specifically tailored for their businesses. We believe that the process of developing a business plan (i) ensures that a business will consider weaknesses in its operations that may be otherwise overlooked and (ii) highlights a company's strengths to make it attractive to investors. The business plan often serves as a company's first introduction to potential investors. We intend to offer a business plan preparation service to help clients through the process of drafting an effective business plan.

DEVELOP A MARKETING PLAN

         We believe that a company needs to develop an effective marketing plan to increase revenues. We intend to offer clients market analysis services, including research into the size, segment, growth potential, competitors, customers and buying behaviors of a particular market. With the results of our market analysis, we intend to help our clients develop marketing strategies and tactics to assist them to reach targeted markets, segments and customers.

MERGERS, ACQUISITIONS, RESTRUCTURINGS  AND SALES OF BUSINESSES

         We believe that many business will request advice from us on the purchase, sale or merging of a business. Additionally, when a company is not achieving its long or short-term goals, it may need to reassess and restructure its entire business operations. We intend to offer services ranging from identifying prospects for purchasers and sellers, coordinating acquisition and sale opportunities, assisting in due diligence investigations, determining a fair price for a sale, purchase or merger, structuring and closing transactions and assisting with business integration following the completion of a merger, acquisition or sale.

ADVISING OVERSEAS INVESTORS ON INVESTMENTS IN HONG KONG AND CHINA

         China has been one of the largest recipients of foreign direct investment of all developing countries for the last several years. We believe that many foreign investors choose to invest in China through Hong Kong because of Hong Kong's developed business and legal systems. Therefore, we intend to offer overseas investors advisory services on the procedures to establish business operations in Hong Kong and China.

INDUSTRY BACKGROUND

THE BUSINESS ADVISORY AND MANAGEMENT CONSULTING MARKET:

         Hong Kong is a leading business advisory and management consultancy center in Asia. We believe its status as one of the world's leading business centers, its well developed legal system, easy access to international skills and technology and the number of experienced consultants in Hong Kong has attracted many internationally renowned business advisory and management consultancy firms to build their presence there. Additionally, we believe China is regarded as offering one of the highest growth potentials for management consulting services. Hong Kong's management consulting sector should further benefit from China's liberalization due to its expected accession into the WTO and the recently signed CEPA agreement, under which Hong Kong management consulting companies will be permitted to establish wholly-owned enterprises in China.

         According to the Hong Kong Trade Development Council, as of March 2003, there were 3,312 business management and consultancy firms in Hong Kong, employing approximately 18,923 individuals. The services these firms offer can be broadly categorized into six sectors:

        General Management: including corporate and business strategy, business process re-engineering and management reorganization.

        Financial Management: including analysis of capital investment proposals, development of accounting and budgetary control systems and business valuations.

        Marketing Management: including the formation of marketing strategy and customer service policies.

        Production Management: including logistic studies, supply chain management, material requirement planning, manufacturing resource planning and efficient production procedures.

        Human Resource Management: including salary survey, job evaluation, pay scale assessment and performance management training.

        Information Technology Management: strategic study and system development.

SMES IN HONG KONG AND CHINA:

         According to statistics released by the Small and Medium Enterprises Information Centre of the Trade and Industry Department of the Government of Hong Kong, in June 2003, there were about 290,000 SMEs in Hong Kong alone. SMEs accounted for over 98% of all businesses in Hong Kong and provided employment opportunities to approximately 1.3 million persons (which is approximately 60% of total employment, excluding the Hong Kong civil service). We believe that the Hong Kong government considers SMEs to be the backbone of Hong Kong's economy and the driving force of its economic development.

         During the past few years, the Hong Kong government has been assisting SMEs to grow and develop, particularly in the wake of the downturn in the Asian economy and the challenges brought about by the SARS outbreak in the summer of 2003. In a policy address in October of 2001 by the Hong Kong Chief Executive, the government indicated it would set aside HK$1.9 billion to establish four funding schemes with a total commitment of HK$7.5 billion to help SMEs. The four schemes which were set up in December 2001/January 2002 were the SME Loan Guarantee Scheme, the SME Export Market Fund, the SME Training Fund and the SME Development Fund.

         According to a report by the People's Daily Paper, in 2001 the number of SMEs in China exceeded 8 million, accounting for 99% of the country's total enterprises. In 2002, the Chinese government promulgated a series of laws and regulations to protect and promote the development of SMEs. The Laws of the People's Republic of China on the Promotion of Small and Medium-Sized Enterprise was adopted by the 28th Session of the Standing Committee of the Ninth National People's Congress on June 29, 2002, which took effect on January 1, 2003. The law contains seven sections and deals with funding assistance, business establishment support, technology innovation, market development, social support and preferential tax treatment.

STRATEGY

         Our growth over the next several years will depend primarily on our ability to identify the business advisory and management consulting needs of SMEs in Hong Kong and China and to penetrate these markets. We intend to accomplish our objective by actively recruiting experienced business consulting personnel to finalize our business plan and begin advertising and marketing our services in Hong Kong and China. We plan to establish a business information center in Hong Kong before the end of 2004 for the purpose of collecting local market and business information, promoting business connections and establishing a core group of clients. We estimate that the costs of setting up such a business information center to be between $20,000 to $30,000, and the funds for its establishment will come from our own internal cash reserves.

EXPANDING  INTO CHINA

         While we initially intend to focus on the Hong Kong market, we believe that there will be a strong demand for our services in China.

         With China's expected accession to the WTO, the Chinese government is required to make significant changes to its economic system and its market liberalization policies in order to meet the WTO requirements. We believe that these changes in Chinese policies will generate increased opportunities for investors, both foreign and domestic, to enter the Chinese business market and as a result, we believe these changes will create business opportunities for us. However, there are no guarantees that such changes in governmental policies will result in increased business opportunities for us.

SALES AND MARKETING

         We believe that to attract the clients necessary to achieve our objective of becoming a provider of business advisory and management consulting in Hong Kong and China, we must promote our corporate image and increase the public's awareness of the services we will be providing. To promote our services, we intend to organize and hold seminars in Hong Kong and China, and publish newsletters and periodicals in conjunction with outside consultants.

COMPETITION

         We expect to face competition from many businesses, including those with greater name recognition, more resources (both human and financial), a wider range of services and a longer operating history than we do. Our competitors may also leverage their existing relationships with companies, expertise and established reputations to increase their share of the market. Furthermore, we consider the barriers to entry in our expected market to be low since substantial capital investment is not required, so it is likely that we will face many additional competitors in the future. Although we believe that we will be able to compete successfully in this market, we cannot assure you that we will be able to do so.

EMPLOYEES

         We are a development stage company and currently have no employees other than our executive officers, Mr. Li Sze Tang and Mr. Wilson Cheung. As part of our business plan, we initially plan to hire a business advisors and management consultants who have extensive experience in Hong Kong advising SMEs.

LITIGATION

         We are not currently subject to any material legal proceedings

FACILITIES

         We have no real property and currently operate from limited office space provided to us by First Asia International Holdings Limited ("First Asia"), for which we pay no rent. First Asia's address is located at Rooms 3505-06, 35th Floor, Edinburgh Tower, The Landmark, 15 Queen's Road, Central, Hong Kong, SAR. We do not believe that it will be necessary to obtain additional office space within the foreseeable future until our business plan is more fully developed, at which time we may need additional office facilities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following sets forth certain information with respect to our directors and executive officers as of the date of this prospectus.

NAME                    AGE          POSITIONS                                       ADDRESS
----                    ---          ---------                                       -------

Li Sze Tang             44           Chief  Executive  Officer and                   Rooms 3505-06, 35th Floor,
                                       Chairman of theBoard of Directors             Edinburgh Tower, The Landmark,
                                                                                     15 Queen's Road Central

                                                                                     Rooms 3505-06, 35th Floor,
Wilson Cheung           29           Chief Financial Officer and Director            Edinburgh Tower, The Landmark,
                                                                                     15 Queen's Road Central


         The following is a brief account of the business experience of each of our directors and executive officers.

         Mr. Li Sze Tang is the founder and is currently an executive director of First Asia Capital Investment Limited, an investment company listed on the Main Board of the Stock Exchange of Hong Kong Limited, and has been a director since July 4, 2002. From 1999 to 2002 he was and executive and a director of Thiz Technology Group Limited, an IT company specializing in developing and providing Linux solutions, which he founded and which is listed on the Growth Enterprises Market of the Stock Exchange of Hong Kong Limited. He has worked in the banking and finance field and computer industries for more than eighteen years, with extensive experience in investment banking, fund management, venture capital financing and risk management. Mr. Li was the treasurer and finance director of Carlingford Swire Assurance Group, a pension fund and insurance provider, and an associate director of HSBC Asset Management (Asia Pacific) Limited, a manager of unit trusts, pension funds and private assets, overseeing the management of eight principal departments. Mr. Li holds a Master's Degree in Science specializing in the management of New Ventures from the Imperial College of Science, Technology and Medicine, University of London and a Master's Degree in Economic Law from Zhongshan University of the PRC. He is also a Fellow Member of Chartered Institute of Management Accountants (FCMA), the United Kingdom and the Hong Kong Society of Accountants (FHKSA) and an associate member of the Institute of Management Consultancy, the United Kingdom.

         Mr. Wilson Cheung has gained more than five years' working experience in the investment banking and corporate finance areas. He began his employment on December 2001 with and, is currently the Associate Director at First Asia Finance Group Limited. Mr. Cheung worked as an Executive with Oriental Patron Asia Limited, an investment bank specializing in corporate finance from September, 1999 to September 2000, as a Assistant Manager with Kingsway Capital Limited, an investment bank specializing in corporate finance from October 2000 to May 2001 and as a Manager with Core Pacific - Yamaichi International (H.K.) Limited in Hong Kong from June 2001 to November 2001, engaging in the provision of corporate finance, financial advisory, and securities placement and underwriting services. During the course of his employment, Mr. Cheung had successfully assisted a number of companies to list on both of the Main Board and GEM board of the Stock Exchange of Hong Kong Limited. Mr. Cheung holds a Bachelor of Business degree from Swinburne University of Technology, Melbourne of Australia.

         Each of Messrs. Li and Cheung will devote approximately seven hours per week on our operations.

DIRECTORS' ACTIVITIES OUTSIDE OF OUR BUSINESS

         Other than his position as Chief Executive Officer and Director of Apex Wealth Enterprises Ltd., Mr. Li Sze Tang is also employed as an executive director of First Asia Capital Investment Limited being appointed on July 4, 2002. He is also currently a director of First Asia Finance Group Limited, First Asia Private Equity Investment Limited, First Asia Nominees Limited, First Asia

International Holdings Limited, First Asia Capital Investment Limited, First Asia Asset Management Limited and iPacific Asset Management Limited and Media Century International Limited, being appointed on February 21, 1994, May 18, 1999, May 18, 1999, April 24, 2002, May 25, 2002, March 2, 2001 and July 18,
2002, respectively. All of these entities are primarily engaged in services related to corporate finance.

         Mr. Li is also the Chairman of the Board of Directors and Chief Executive Officer of Media Century International Limited ("Media Century"), whose business is to provide IT consultancy services and who intends to operate in the same territories in which we intend to operate. Media Century has filed a registration statement with the United States Securities and Exchange Commission on January 12, 2004. Mr. Li is the beneficial owner of 50% of the currently outstanding shares in Media Century.

        Other than his position as Chief Financial Officer and Director of Apex Wealth Enterprises Ltd., Mr. Wilson Cheung is also employed at First Asia Capital Investment Limited.

         Mr. Li and Ms. Wong Lap Woon (Mr. Li's wife) owns 100% of the share capital of First Asia International Holdings Limited, which in turn owns 100% of our share capital, 100% of the share capital of First Asia Finance Group Limited and 20% of the share capital of First Asia Capital Investment Limited.

BOARD OF DIRECTORS PRACTICES

         The sole subscriber to our Memorandum and Articles of Association appointed Mr. Li Sze Tang as one of our first directors. Mr. Wilson Cheung was appointed by the board of directors to fill a vacancy of a resigning director. Our directors serve a one-year term or until their successor is elected and qualified.

         Our board of directors have not established an audit committee or a remuneration committee at this time.

DIRECTORS' AND OFFICER'S COMPENSATION

         None of our directors or officers has received any remuneration from us. Although there is no current plan, it is possible that as our business develops, we may adopt a plan to pay our directors and/or officers compensation for services rendered to implement our business plan. Our directors and officers are not currently subject to any service or employment contract with us. We have no stock option plan, retirement scheme, incentive programs, pension or profit sharing programs for the benefit of our director and officers, however, the board of directors may adopt one or more of these programs in the future.


                           RELATED PARTY TRANSACTIONS

         First Asia initially subscribed for 10,000 shares of our common stock, par value $1.00, at par value, on April 8, 2002 for $10,000. We subsequently divided our shares on a 1:10 basis on both August 1, 2002 and on May 12, 2003 so that First Asia held 1 million shares of our common stock. On May 12, 2003 First Asia again subscribed for 9 million shares of our common stock at $0.01 per share, and paid $90,000 in cash.

         From April 30, 2002 (the date of inception) to the date of this prospectus, we have not entered into any related party transactions except for a no interest loan granted by First Asia International Holdings Limited in the amount of US$3,046.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2004 by:

     o each person who is known by us to own beneficially more than 5% of the outstanding common stock,
     o each of our current executive officers and directors,
     o  all of our current executive officers and directors as a group.

         There are no other persons other than those listed below who beneficially own more than 5% of our outstanding common stock or are our executive officers and directors.

         The table has been prepared on a pro forma basis assuming:

         As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any common share.

                                                    COMMON STOCK BENEFICIALLY        COMMON STOCK BENEFICIALLY
                                                  OWNED PRIOR TO THIS OFFERING       OWNED AFTER THIS OFFERING
                                                  ----------------------------       -------------------------

BENEFICIAL OWNER                                     NUMBER          PERCENT          NUMBER          PERCENT
----------------                                     ------          -------          ------          -------
Li Sze Tang (1).............................       10,000,000         100%            10,000,000        83%

Wilson Cheung ..............................           0               0%               0               0%

Directors and executive officers as a group        10,000,000         100%            10,000,000        83%

(1) These shares are held of record by First Asia international Holdings Limited, of which Mr. Li Sze Tang owns 50% and his wife Ms. Wong Lap Woon owns 50%. Mr. Li Sze Tang is our CEO and Chairman of the Board. The principal business address of First Asia International Holdings Limited is at Rooms 3505-06, 35th Floor, Edinburgh Tower, The Landmark, 15 Queen's Road Central, Hong Kong SAR.

                           DESCRIPTION OF COMMON STOCK

GENERAL

         Our authorized share capital consists of 100,000,000 shares of common stock, each with a par value of $0.01 per share. As of March 31, 2004, there were 10,000,000 common stock issued and outstanding. We have no authorized preferred shares.

         Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution under BVI law. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings. There are no preemptive rights to purchase any additional, unissued shares of common stock.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

         We anticipate that the initial trading in our Common Stock will be subject to the "penny stock" rules. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our Common Stock, which could severely limit the market price and liquidity of our securities.

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

CORPORATE POWERS.

         We have been registered as a limited liability company in the BVI since April 8, 2002 under British Virgin Islands International Business Companies number 490452. Pursuant to Clause 4 of our Memorandum of Association the objects for which we are established are to engage in any act or activity that is not prohibited under any law for the time being in force in the BVI.

DIRECTORS.

         No agreement or transaction between us and one or more of our directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

         With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to us.

         The directors may by resolution of directors exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of us or of any third party.

         There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification. Directors are not required to stand for election at staggered intervals.


SHARE RIGHTS, PREFERENCES AND RESTRICTIONS.

         Dividends. We may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie, the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed. All our shares have the same rights with regards to dividends and distribution upon our liquidation. All dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for our benefit.

         Voting Rights and Redemption. We only have one class of common shares. All common shares have one vote each and are subject to redemption, purchase or acquisition by us for fair value. We may purchase, redeem or otherwise acquire and hold our own shares but only out of surplus or in exchange for newly issued shares of equal value.

CHANGING SHARE RIGHTS.

         If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not we are being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

SHAREHOLDERS' MEETINGS.

         The directors may convene meetings of our members at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable. The directors shall convene such a meeting upon the written request of members holding ten percent or more of our outstanding voting shares. The directors shall give not less than seven days' notice of the meeting to those persons whose names on the date the notice is given appear as members in the share register and are entitled to vote at the meeting.

RESTRICTIONS ON RIGHTS TO OWN SECURITIES.

         There are no limitations on the rights to own our securities.

CHANGE IN CONTROL PROVISIONS.

         There are no provisions of our Memorandum of Association and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would have operate only with respect to a merger, acquisition or corporate restructuring involving us.

DISCLOSURE OF SHARE OWNERSHIP.

         There are no provisions in our Memorandum of Association and Articles of Association which require that shareholder ownership must be disclosed.

CERTAIN DIFFERENCES BETWEEN U.S. AND BVI COMPANY LAWS

         In most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to its minority shareholders. Corporate actions taken by majority and controlling shareholders which are patently unreasonable and materially detrimental to minority shareholders may be declared null and void. Minority shareholder protection under BVI law may not be as protective in all circumstances as the law protecting minority shareholders in U.S. jurisdictions.

         Unlike most U.S. jurisdictions, our Memorandum of Association allows our directors to take certain actions without shareholder approval, including amending our Memorandum and Articles of Association or increasing or reducing our authorized share capital. In most U.S. jurisdictions, these actions which would require shareholder approval. Additionally, unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination, if they determine it is in the best interests of the company, its creditors, or its shareholders.

         Similar to the laws of most U.S. jurisdictions, BVI law does permit shareholder derivative actions against its directors. However, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the U.S.

         As with most U.S. jurisdictions, the business and affairs of a company established in the BVI are managed by the company's board of directors. In most U.S. jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Under BVI law, liability of a director to the company is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under our Articles of Association, we are authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Pursuant to our Articles of Association, if any director or officer is successful in defense of any civil, administrative or criminal proceedings that director or officer is entitled to be indemnified against all judgments, fines and amounts paid in settlement and reasonably incurred by that director or officer in connection with those proceedings.

         The above description of certain differences between BVI and U.S. corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.

CHANGES IN CAPITAL

    Requirements to effect changes in capital are not more stringent than is required by law.

MATERIAL CONTRACTS

         We are in our early developmental stage and we have not entered into any material contracts and specifically no material contracts outside the ordinary course of our business.

EXCHANGE CONTROLS

         BVI and Hong Kong

         There are no material exchange controls restrictions on payment of dividends, interest or other payment to the holders of our common stock or on the conduct of our operations either in Hong Kong, where our principal executive offices are located, or the BVI, where we are incorporated. There are no material BVI laws which impose any material exchange controls on us or that affect the payment of dividends, interest or other payment to nonresident holders of our common stock. BVI law and our Memorandum and Articles of Association imposes no material limitations on the right of non-residents or foreign owners to hold or vote our common stock.

         China

         China imposes control over the convertibility of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China ("PBOC") publishes a daily exchange rate for Renminbi, or the PBOC Exchange Rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC Exchange Rate according to market conditions.

         Pursuant to the Foreign Exchange Control Regulations issued by the State Council on April 1, 1996 and the Administration of Settlement, Sale and Payment of Foreign Exchange Regulations which came into effect on July 1, 1996 regarding foreign exchange control, or the Regulations, conversion of Renminbi into foreign exchange by foreign investment enterprises for current account items, including the distribution of dividends and profits to foreign investors of joint ventures, is permissible. Foreign investment enterprises are permitted to remit foreign exchange from their foreign exchange bank account in China on the basis of, inter alia, the terms of the relevant joint venture contracts and the board resolutions declaring the distribution of the dividend and payment of profits. Conversion of Renminbi into foreign currencies and remittance of foreign currencies for capital account items, including direct investment, loans, security investment, is still subject to the approval of the State Administration of Foreign Exchange, or SAFE, in each such transaction. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, Article 5 provides that the Chinese Government shall not impose restrictions on recurring international payments and transfers.

     Under the Regulations, foreign investment enterprises are required to open and maintain separate foreign exchange accounts for different types of foreign exchange transactions, and the permitted scope of receipts and expenditures for such accounts is limited to the type of foreign exchange transactions designated for such accounts. In addition, foreign investment enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business upon the production of valid commercial documents and, in the case of capital account item transactions, document approval from the SAFE.

         Currently, foreign investment enterprises ("FIEs") are required to apply to the SAFE for foreign exchange registration certificates. These certificates are subject to review and renewal by the SAFE on an annual basis, Once an FIE obtains this certificate or a foreign exchange sales notice from the SAFE (which is obtained on a transaction-by-transaction basis), upon fulfilling certain other conditions , the FIE may enter into foreign exchange transactions at banks authorized to conduct foreign exchange business to obtain foreign exchange for their needs.

                                    TAXATION

         THE FOLLOWING IS A SUMMARY OF THE MATERIAL BVI AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT DEAL WITH ALL POSSIBLE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN OUR COMMON STOCK, SUCH AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND OTHER TAX LAWS.

BRITISH VIRGIN ISLANDS TAXATION

         Currently, there is no income tax treaty or convention in effect between the United States and the BVI.

         Pursuant to the International Business Companies Act of the British Virgin Islands in effect as of the date of this prospectus, holders of common stock who are not residents of the BVI are exempt from BVI income tax on dividends paid with respect to the common stock, and all holders of common stock are not liable for BVI income tax on gains realized during that year on sale or disposal of such shares. The BVI does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

         There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated under the International Business Companies Act. In addition, transfers of the common stock of a BVI company is not subject to transfer taxes, stamp duties or similar charges or levies.


UNITED STATES FEDERAL INCOME TAXATION

The following discussion addresses the material United States federal income tax consequences of the ownership and disposition of common stock that are held as a capital asset by a "U.S. Investor." A "U.S. Investor" means a person who or that is any of the following:

        o        a citizen or resident of the United States,

        o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof,

        o an estate the income of which is subject to U.S. federal income taxation regardless of its source,

        o a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or

        o a trust that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

         This discussion assumes that any dividends will be payable, and sales and exchanges of shares of common stock will be effected, in U.S. dollars. This summary does not address the United States federal income tax treatment of the following types of investors, each of whom may be subject to tax rules that differ significantly from those summarized below:

        o        life insurance companies,

        o        tax-exempt investors,

        o        banks,

        o        broker-dealers,

        o        persons who or that hold 10% or more our voting shares,

        o persons who or that hold our common stock as part of a straddle, hedging, integrated or conversion transaction, or

        o        persons whose "functional currency" is not the U.S. dollar.

         The tax law upon which this discussion is based is subject to change at any time, and any change may be applied retroactively in a manner that could adversely affect you. The Internal Revenue Service could take different positions concerning the tax consequences of ownership and disposition of shares of common share discussed below and such positions could be sustained. You are advised to consult your own tax adviser with respect to the particular consequences to you of owning a common share, and with respect to the effects of state, local or foreign tax laws to which you may be subject.

Dividends

         If a U.S. Investor receives a distribution with respect to a share of common stock or (other than a pro rata distribution of additional common stock or rights with respect to a common stock):

        o you will be required to include the distribution in gross income as a taxable dividend to the extent the distribution is paid from our current or accumulated earnings and profits, as determined for United States federal income tax purposes;

        o distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your basis in the common stock, and will be applied against and reduce your basis in the common stock; and

        o distributions in excess of our current and accumulated earnings and profits and also in excess of your basis in the common stock will, to the extent of the excess, be treated as capital gain.

         Dividends paid by us will not be eligible for the corporate dividends received deduction. Dividends paid by us will generally constitute foreign source "passive income" for foreign tax credit limitation purposes.

        A distribution to you of additional shares of common stock or rights to subscribe for additional shares of common stock should not be subject to United States federal income tax if received as part of a pro rata distribution to all of our shareholders.

Disposition of Common Stock

         If you sell or otherwise dispose of shares of common stock you will recognize capital gain or loss in an amount equal to the difference between your adjusted basis in the common stock and your amount realized on the disposition. Such capital gain or loss will be long-term capital gain or loss if you have held the share of common stock for more than one year at the time of the disposition. Gain or loss that you realize on the disposition of a share of common stock will generally be treated as U.S. source gain or loss for foreign tax credit purposes.

Information Reporting and Backup Withholding

         Non-corporate U.S. Investors may be subject to information reporting and backup withholding with respect to dividends on, or the proceeds from the disposition of, common stock made within the United States. In order to avoid backup withholding of 31% on amounts received, U.S. Investors may be required to provide their taxpayer identification number and comply with certain other requirements concerning information reporting, or otherwise qualify for an exemption. Any amounts withheld will be allowed as a credit against or refund of your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has not been any public market for our shares of common stock, and no prediction can be made as to the effect, if any, that market sales of common stock or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

         Upon completion of this offering, we will have outstanding 12,000,000 shares of common stock. Of these shares of common stock, the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by our "affiliates", as such term is defined by Rule 144 under the Securities Act. The remaining 10,000,000 shares, and any shares purchased by affiliates in this offering, will be "restricted shares" as defined in Rule 144.

                                  LEGAL MATTERS

         The law firm of Conyers, Dill & Pearman, British Virgin Islands, has given us its opinion that upon issuance, the shares will be duly authorized, legally issued, fully paid and non assessable common stock of our company. Conyers, Dill & Pearman has also given us its tax opinion that the statements under the caption "British Virgin Islands Taxation" in this prospectus, insofar as they constitute statements of British Virgin Islands tax law or legal conclusions, accurately summarize the material British Virgin Islands tax consequences to a holder owning shares in us. Conyers, Dill & Pearman has not passed on any other legal matters in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 14 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The financial statements for the year ended May 31, 2003 included in this prospectus have been audited by PKF, CPA, Hong Kong, certified public accountants, Member of the Hong Kong Society of Accountants, 26/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act, including exhibits and schedules, with respect to the common shares to be sold pursuant to this prospectus. This offering circular does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement and the exhibits and schedules thereto.

         Upon completion of this offering, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. As a result, we will be required to file reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. We also intend to submit to the SEC quarterly reports on Form 6-K which will include unaudited quarterly financial information, for the first three quarters of each fiscal year, in addition to our annual report on Form 20-F which will include audited annual financial information. These reports and other information filed or to be filed by us can be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

         Copies of these materials can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates or on the SEC website at www.sec.gov using the EDGAR system, free of charge.

         As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

                          INDEX TO FINANCIAL STATEMENTS

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS




                                      INDEX


                                                                            Page
Independent Auditors' Report.................................................F-2
Balance Sheets as of May 31, 2003 and 2002...................................F-3
Statements of Operations for the cumulative period and
  year ended May 31, 2003 and period ended May 31, 2002......................F-4
Statements of Stockholders' Equity (Deficit) for
  the year ended May 31, 2003 and period ended May 31, 2002..................F-5
Statements of Cash Flows for the cumulative period and
  year ended May 31, 2003 and period ended May 31, 2002......................F-6
Notes to the Financial Statements............................................F-7
Unaudited Interim Balance Sheets as of March 31, 2004
  and May 31, 2003..........................................................F-10
Unaudited Interim Statements of Operations for the period ended
  March 31, 2004 and period ended May 31, 2003..............................F-11
Unaudited Interim Statement of Cash flows for the period ended
  March 31, 2004 and period ended May 31, 2003..............................F-12
Unaudited Interim Statements of Stockholders' Equity (Deficit) for
  the period ended March 31, 2004 and year ended May 31, 2003...............F-13
Notes to the Interim Financial Statements...................................F-14

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Apex Wealth Enterprises Limited
(A Development Stage Company)


We have audited the accompanying balance sheets of Apex Wealth Enterprises Limited (a development stage company) as of May 31, 2003 and 2002 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended May 31, 2003 and for the period from April 8, 2002 (date of incorporation) to May 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Wealth Enterprises Limited (a development stage company) as of May 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended May 31, 2003 and for the period from April 8, 2002 (date of incorporation) to May 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.








/s/ PKF
------------------------------
PKF Certified Public Accountants
Hong Kong

08 September 2003

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           AS OF MAY 31, 2003 and 2002


                                                                                          2003                 2002
                                                                    Note                   US$                  US$

ASSETS

Current assets
    Cash and cash equivalents                                          1               100,256                    -
                                                                               ----------------     ----------------

Total assets                                                                           100,256                    -
                                                                               ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY        (DEFICIT)

Current liabilities
    Amount due to a director                                           2                 3,046                    -
    Accrued expenses                                                                     1,282                1,026
                                                                               ----------------     ----------------

    Total liabilities                                                                    4,328                1,026
                                                                               ----------------     ----------------


Commitments and contingency                                            5

Stockholders' equity (deficit)
    Common stock, US$0.01 par value :
      100,000,000 (2002 : 5,000,000) shares authorized :
      10,000,000 shares issued and outstanding
      at May 31, 2003 and 1,000,000 shares issued
      and outstanding at May 31, 2002                                                  100,000               10,000
    Amount due from stockholder for issuance of common stock
                                                                                             -              (10,000)
                                                                               ----------------     ----------------

                                                                                       100,000                    -
    Deficit accumulated during the development stage                                    (4,072)              (1,026)
                                                                               ----------------     ----------------

Total stockholders' equity (deficit)                                                    95,928               (1,026)
                                                                               ----------------     ----------------

Total liabilities and stockholders' equity (deficit)                                   100,256                    -
                                                                               ================     ================

              "Note: See accompany notes to financial statements"

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE PERIOD AND YEAR ENDED MAY 31, 2003 AND
                    PERIOD FROM APRIL 8, 2002 TO MAY 31, 2002



                                                             April 8, 2002                            April 8, 2002
                                                               (date of                                (date of
                                                            incorporation)          Year ended       incorporation)
                                                           to May 31, 2003        May 31, 2003      to May 31, 2002
                                                  Note            US$                 US$                  US$

Revenue                                                                  -                   -                    -

Expenses
    Formation expenses                                               1,026                   -                1,026
    General and administrative expenses                              3,046               3,046                    -
                                                           ----------------    ----------------    -----------------

Loss from operations                                               (4,072)              (3,046)              (1,026)
Income taxes                                         3                   -                   -                    -
                                                           ----------------    ----------------    -----------------

Net loss                                                           (4,072)              (3,046)              (1,026)
                                                           ================    ================

Net loss per common share :                          4
    Basic                                                           (0.00)               (0.00)               (0.00)
                                                           ================    ================    =================
     Diluted                                                       (0.000)               (0.00)               (0.00)
                                                           ================    ================    =================

Weighted average shares :
    Basic                                                       1,408,115            1,468,493            1,000,000
                                                           ================    ================    =================
    Diluted                                                     1,408,115            1,468,493            1,000,000
                                                           ================    ================    =================

              "Note: See accompany notes to financial statements"

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       FOR THE YEAR ENDED MAY 31, 2003 AND
                    PERIOD FROM APRIL 8, 2002 TO MAY 31, 2002


                                                            Common stock
                                                     ----------------------------
                                                                                         Accumulated
                                                            Shares        Amount           deficit            Total
                                                                            US$              US$               US$

Issuance of common stock on April 8, 2002                   10,000        10,000                   -         10,000

Less : Amounts due from stockholder
            for issuance of common stock                         -       (10,000)                   -       (10,000)

Net loss                                                         -             -             (1,026)         (1,026)
                                                     --------------  ------------ ------------------- --------------

Balance, May 31, 2002                                       10,000             -             (1,026)         (1,026)

Sub-division of common stock :
    on August 1, 2002                                       90,000             -                   -              -
    on May 12, 2003                                        900,000             -                   -              -

Payment of amount due from stockholder                           -        10,000                   -         10,000

Issuance of common stock on May 12, 2003                 9,000,000        90,000                   -         90,000

Net loss                                                         -             -             (3,046)         (3,046)
                                                     --------------  ------------ ------------------- --------------

Balance, May 31, 2003                                   10,000,000       100,000             (4,072)         95,928
                                                     ==============  ============ =================== ==============


              "Note: See accompany notes to financial statements"

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE PERIOD AND YEAR ENDED MAY 31, 2003 AND
                    PERIOD FROM APRIL 8, 2002 TO MAY 31, 2002



                                                            April 8, 2002                           April 8, 2002
                                                              (date of                               (date of
                                                           incorporation)          Year ended      incorporation)
                                                          to May 31, 2003        May 31, 2003     to May 31, 2002
                                                                  US$                 US$                 US$

Cash flows from operating activities :
    Net loss                                                       (4,072)             (3,046)             (1,026)
    Changes in liabilities :
        Increase in accrued expenses                                1,282                 256               1,026
                                                          ----------------    ----------------   -----------------

    Net cash used in operating activities                          (2,790)             (2,790)                   -
                                                          ----------------    ----------------   -----------------
 Cash flows from financing activities :
    Proceeds from issuance of common stock                        100,000             100,000                   -
    Advance from a director                                         3,046               3,046                   -
                                                          ----------------    ----------------   -----------------
     Net cash provided by financing activities                    103,046             103,046                   -
                                                          ----------------    ----------------   -----------------

Net change in cash and cash equivalents and
  cash and cash equivalents                                       100,256             100,256                   -

Cash and cash equivalents, beginning of period                          -                   -                   -
                                                          ----------------    ----------------   -----------------
 Cash and cash equivalents, end of period                         100,256             100,256                   -
                                                          ================    ================   =================

              "Note: See accompany notes to financial statements"

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED MAY 31, 2003 AND
                            PERIOD ENDED MAY 31, 2002



1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         The Company and basis of presentation

         The purpose of Apex Wealth Enterprises Limited ("the Company") is investment holding. The Company's fiscal year end is May 31.

         The Company was incorporated under the International Business Companies Act of the British Virgin Islands on April 8, 2002 as a company with limited liability with authorised capital of US$50,000 divided into 50,000 shares of common stock at US$1 par value.

         On August 1, 2002, the authorised capital had been subdivided into 500,000 shares of common stock at US$0.1 par value. On May 12, 2003, the authorised capital was increased to US$1,000,000 divided into 100,000,000 shares of common stock at US$0.01 par value.

         The Company is a development stage enterprise and has not yet generated any revenue during the reporting periods. During the reporting periods, the sole activity of the Company is the issuance of common stocks.

         Cash and cash equivalents

         Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less.

         Income taxes

         The Company accounts for income tax under the provisions of Statement of Financial Accounting Standard No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognised for all significant temporary differences between tax and financial statements bases of assets and liabilities. Deferred tax assets are reflected at the net realizable value.

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED MAY 31, 2003 AND
                            PERIOD ENDED MAY 31, 2002

1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Foreign currency translation and transactions

         The Company uses Hong Kong dollars ("HK$") as the functional currency. Transactions denominated in currencies other than HK$ are translated into HK$ at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into HK$ at rates of exchange at the balance sheet dates. Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

         For financial reporting purposes, HK$ has been translated into United States dollars ("US$") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income - foreign currency translation adjustments". Gains and losses resulting from foreign currency transactions are included in other comprehensive income (expenses). Foreign currency translation adjustments in 2002 and 2003 were not material.

         Use of estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       AMOUNT DUE TO A DIRECTOR

         The amount is interest free, unsecured and repayable within one year.

3.       INCOME TAXES

         The Company has net operating loss at May 31, 2003 and 2002 for Hong Kong profits tax purpose.

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED MAY 31, 2003 AND
                            PERIOD ENDED MAY 31, 2002


4.       NET LOSS PER COMMON SHARE

         Net loss per common share is calculated on the basis of the weighted average number of common shares outstanding during the reporting periods.

5.       COMMITMENTS AND CONTINGENCIES

         There was no significant commitments or contingent liabilities as of May 31, 2003 and 2002.

6.       CONCENTRATIONS OF CREDIT RISK

         Cash and cash equivalents are financial instruments that potentially subject the Company to concentrations of credit risk.

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                              AS OF MARCH 31, 2004
                                AND MAY 31, 2003

                                                                                     Mar 31,             May 31,
                                                                                      2004                2003
                                                                                       US$                 US$
                                                                                 (unaudited)
ASSETS

Current assets
    Cash and cash equivalents                                                        100,153             100,256
                                                                            -----------------   -----------------

Total assets                                                                         100,153             100,256
                                                                            =================   =================
 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Amount due to a director                                                           3,046               3,046
    Accrued expenses                                                                   1,282               1,282
                                                                             -----------------   -----------------

    Total liabilities                                                                  4,328               4,328
                                                                            -----------------   -----------------

Commitments and contingency                                                                -                   -

Stockholders' equity
    Common stock, US$0.01 par value :
      100,000,000 (2003 : 100,000,000) shares authorized :
      10,000,000 shares issued and outstanding
      at May 31, 2003 and March 31, 2004                                             100,000             100,000
    Deficit accumulated during the development stage                                  (4,175)             (4,072)
                                                                            -----------------   -----------------

Total stockholders' equity                                                            95,825              95,928
                                                                            -----------------   -----------------

Total liabilities and stockholders' equity                                           100,153             100,256
                                                                            =================   =================

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
            FOR THE TEN MONTHS ENDED AND PERIOD ENDED MARCH 31, 2004
                          AND PERIOD ENDED MAY 31, 2003



                                                             April 8, 2002                              April 8, 2002
                                                                (date of                                 (date of
                                                             Incorporation)        Ten months          Incorporation)
                                                                  to                 ended                   to
                                                            Mar 31, 2004          Mar 31, 2004           May 31, 2003
                                                                    US$                US$                    US$
                                                               (unaudited)         (unaudited)
Revenue                                                                  -                   -                      -

Expenses
    Formation expenses                                               1,026                   -                  1,026
    General and administrative expenses                              3,149                 103                  3,046
                                                           ----------------    ----------------    -------------------

Loss from operations                                                (4,175)               (103)                (4,072)
Income taxes                                                             -                   -                      -
                                                           ----------------    ----------------    -------------------
 Net loss                                                           (4,175)               (103)                (4,072)
                                                           ================    ================    ===================
 Net loss per common share :
    Basic                                                            (0.00)              (0.00)                 (0.00)
                                                           ================    ================    ===================
     Diluted                                                         (0.00)              (0.00)                 (0.00)
                                                           ================    ================    ===================
 Weighted average shares :
    Basic                                                        5,027,624          10,000,000              1,408,115
                                                           ================    ================    ===================
     Diluted                                                     5,027,624          10,000,000              1,408,115
                                                           ================    ================    ===================

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
               FOR THE TEN MONTHS AND PERIOD ENDED MARCH 31, 2004
                          AND PERIOD ENDED MAY 31, 2003




                                                            April 8, 2002                           April 8, 2002
                                                              (date of                                (date of
                                                           Incorporation)        Ten Months        incorporation)
                                                                 to                ended                 to
                                                           Mar 31, 2004         Mar 31, 2004       May 31, 2003
                                                                      US$                 US$                 US$
                                                              (unaudited)         (unaudited)
Cash flows from operating activities :
    Net loss                                                       (4,175)               (103)             (4,072)
    Changes in liabilities :
        Increase in accrued expenses                                1,282                   -               1,282
                                                          ----------------    ----------------   -----------------

    Net cash used in operating activities                          (2,893)               (103)             (2,790)
                                                          ----------------    ----------------   -----------------
Cash flows from financing activities :
    Proceeds from issuance of common stock                        100,000                   -             100,000
    Advance from a director                                         3,046                   -               3,046
                                                          ----------------    ----------------   -----------------

    Net cash provided by financing activities                     103,046                   -             103,046
                                                          ----------------    ----------------   -----------------
Net change in cash and cash equivalents and
  cash and cash equivalents                                       100,153                (103)            100,256

Cash and cash equivalents, beginning of period                          -             100,256                   -
                                                          ----------------    ----------------   -----------------

Cash and cash equivalents, end of period                          100,153             100,153             100,256
                                                          ================    ================   =================

                         APEX WEALTH ENTERPRISES LIMITED
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
          FOR THE TEN MONTHS ENDED AND PERIOD ENDED MARCH 31, 2004 AND
                             YEAR ENDED MAY 31, 2003



                                                             Common stock
                                                     ------------------------------
                                                                                            Accumulated
                                                            Shares          Amount             deficit          Total
                                                                               US$                 US$            US$

Balance, June 1, 2002                                       10,000               -              (1,026)        (1,026)

Sub-division of common stock :
    on August 1, 2002                                       90,000               -                   -              -
    on May 12, 2003                                        900,000               -                   -              -

Payment of amount due from stockholder                           -          10,000                   -         10,000

Issuance of common stock on May 12, 2003                 9,000,000          90,000                   -         90,000

Balance, May 31, 2003                                   10,000,000         100,000              (3,046)        95,928

Net loss (unaudited)                                             -               -                (103)          (103)
                                                     --------------  -------------- -------------------  -------------
Balance, March 31, 2004                                 10,000,000         100,000              (4,175)        95,825
                                                     ==============  ============== ===================  =============

                    NOTE TO THE INTERIM FINANCIAL STATEMENTS


All normal and recurring adjustments necessary for a fair presentation of results for the ten months and period ended 31 March, 2004 have been included. There are no contingent liabilities arouse and no significant changes occurred during the ten months and period ended 31 March, 2004.

These interim financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Pursuant to BVI law, liability of a director to the company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

         However, subject to the limitations provided below, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of us; or (b) is or was, at our request, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

         We may only indemnify a person if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

         We may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of us, or who at our the request is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability as provided in our Articles of Association.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth information relating to all of our securities which we sold by since April 8, 2002, the date of our inception. All of such shares of common stock were purchased at a price of $.01 per share, which was paid for in cash.

---------------------------------------------- ---------------- ---------------------------------------------------
NAME                                           DATE             NUMBER OF  COMMON STOCK
---------------------------------------------- ---------------- ---------------------------------------------------
FIRST ASIA INTERNATIONAL HOLDINGS LIMITED      4/21/2002        1,000,000 (AFTER STOCK SPLIT)
---------------------------------------------- ---------------- ---------------------------------------------------
FIRST ASIA INTERNATIONAL HOLDINGS LIMITED      5/12/2003        9,000,000
---------------------------------------------- ---------------- ---------------------------------------------------
TOTAL                                                           10,000,000
---------------------------------------------- ---------------- ---------------------------------------------------

Note: Mr. Li Sze Tang owns of 50% and his wife owns the other 50% of all the issued and outstanding share capital of First Asia
International Holdings Limited.


         The 10,000,000 shares of common stock sold by us to First Asia International Holding Limited were not registered under the Securities Act of 1933. All of the shares of common stock were offered and issued outside the United States, pursuant to Regulation S under the Securities Act of 1933. First Asia International Holdings Limited, and its beneficial owner Mr. Li Sze Tang, respectively, are entities and/or individuals who were not citizens or residents of the United States. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of exhibits filed as a part of this registration statement:

EXHIBITS

EXHIBIT
 NUMBER                 DESCRIPTION
-------                 ------------
   3.1          Memorandum of Association of Apex Wealth Enterprises Limited
   3.2          Articles of Association of Apex Wealth Enterprises Limited
   3.3 Resolution to Amend the Authorized Share Capital of Apex Wealth Enterprises Limited 4.1 Specimen Certificate for shares of our common stock
   5.1 Legal Opinion of Conyers Dill & Pearman regarding the legality of the common stock
   5.2          Tax Opinion of Conyers Dill & Pearman
   23.1         Consent of PKF, CPA.
   23.2         Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
-

SCHEDULES

         All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and notes thereto.

ITEM 9.  UNDERTAKINGS

         We hereby undertake that we will:

         (1) File, during any period in which we offer or sell securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of this prospectus which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof;

         (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) File a post-effective amendment to the registration statement to include any financial statements required by section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, People's Republic of China, on this 14th day of June, 2004.

                                        Apex Wealth Enterprises Limited

                                        By:  /s/ Li Sze Tang
                                             -----------------
                                                 LI SZE TANG
                                            CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                            OF THE BOARD OF DIRECTORS


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Li Sze Tang as his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, that relates to the offering of securities covered by this registration statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of June, 2004.



                        SIGNATURES                                         CAPACITY                     DATE



                      /S/ LI SZE TANG
                                                             Chief Executive Officer and             06/14/2004
  -------------------------------------------------------    Chairman of the Board
                        LI SZE TANG



                      /S/ LI SZE TANG                        Attorney-in-fact for Wilson Cheung
                                                             Chief Financial Officer and Director    06/14/2004
   -----------------------------------------------------
                       WILSON CHEUNG



                      /S/ LI SZE TANG                        Attorney-in-fact for Michael Lin
                                                             Authorized Representative in the        06/14/2004
  -------------------------------------------------------    United States
                        MICHAEL LIN

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBIT
  ------                      ----------------------

   3.1          Memorandum of Association of Apex Wealth Enterprises Limited *
   3.2          Articles of Association of Apex Wealth Enterprises Limited *
   3.3 Resolution to Amend the Authorized Share Capital of Apex Wealth Enterprises Limited *
   4.1          Specimen Certificate for shares of our common stock *
   5.1 Legal Opinion of Conyers Dill & Pearman regarding the legality of the common stock *
   5.2          Tax Opinion of Conyers Dill & Pearman *
   23.1         Consent of PKF, CPA *
   23.2         Consent of Conyers Dill & Pearman (included in Exhibit 5.1) *

 *  Previously Filed